                                                                     EXHIBIT 2.1

                                                                  CONFORMED COPY





                              AMENDED AND RESTATED



                          AGREEMENT AND PLAN OF MERGER



                                     AMONG



                         STARWOOD LODGING CORPORATION,



                            CHESS ACQUISITION CORP.,



                             STARWOOD LODGING TRUST



                                      AND



                                ITT CORPORATION



                         DATED AS OF NOVEMBER 12, 1997

                               TABLE OF CONTENTS

                                                                                                                         Page
                                                                ARTICLE I

                                                               THE MERGER

Section 1.1      The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.2      Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.3      Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.4      Charter and By-laws; Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.5      Conversion of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.6      Election of Stock or Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.7      Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.8      Parent Companies to Make Cash and Certificates Available; Transfer Taxes; Withholding  . . . . . . . . .  9
Section 1.9      Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section 1.10     No Fractional Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 1.11     Return of Exchange Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 1.12     Adjustment of Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 1.13     No Further Ownership Rights in Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 1.14     Closing of Company Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 1.15     Lost Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 1.16     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 1.17     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13


                                                             ARTICLE II

                                     REPRESENTATIONS AND WARRANTIES OF PARENT COMPANIES AND SUB

Section 2.1      Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 2.2      Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 2.3      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 2.4      Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 2.5      SEC Documents and Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 2.6      Registration Statement and Joint Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 2.7      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 2.8      Permits and Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 2.9      Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 2.10     Actions and Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 2.11     Compliance with Worker Safety and Environmental Laws   . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 2.12     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Section 2.13     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Section 2.14     Opinion of Financial Advisor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 2.15     Required Vote of Parent and Trust Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 2.16     REIT Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 2.17     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                                                                                                                         Page
                                                               ARTICLE III

                                              REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1      Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 3.2      Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 3.3      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 3.4      Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 3.5      SEC Documents and Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Section 3.6      Registration Statement and Joint Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 3.7      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 3.8      Permits and Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Section 3.9      Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Section 3.10     Actions and Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 3.11     Certain Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 3.12     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 3.13     Compliance with Worker Safety and Environmental Laws   . . . . . . . . . . . . . . . . . . . . . . . . . 36
Section 3.14     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 3.15     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 3.16     Rights Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 3.17     Parachute Payments to Disqualified Individuals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 3.18     Opinion of Financial Advisor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 3.19     State Takeover Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 3.20     Required Vote of Company Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 3.21     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38


                                                               ARTICLE IV

                                                COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1      Conduct of Business by the Company Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 4.2      Conduct of Business by the Parent Companies Pending the Merger . . . . . . . . . . . . . . . . . . . . . 42
Section 4.3      No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 4.4      Third Party Standstill Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 4.5      Pre-Merger Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 4.6      Post-Merger Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46


                                                                ARTICLE V

                                                          ADDITIONAL AGREEMENTS

Section 5.1      Stockholders Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

                                                                                                                       Page
Section 5.2      Filings; Other Actions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Section 5.3      Comfort Letters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Section 5.4      Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Section 5.5      Compliance with the Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Section 5.6      Stock Exchange Listings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Section 5.7      Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Section 5.8      Company Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Section 5.9      Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Section 5.10     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
Section 5.11     Transfer and Gains Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
Section 5.12     State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
Section 5.13     Indemnification; Directors and Officers Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . 54
Section 5.14     Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
Section 5.15     Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
Section 5.16     Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
Section 5.17.    Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56


                                                               ARTICLE VI

                                                   CONDITIONS PRECEDENT TO THE MERGER

Section 6.1      Conditions to Each Party's Obligation to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . 57
Section 6.2      Conditions to Obligation of the Company to Effect the Merger   . . . . . . . . . . . . . . . . . . . . 59
Section 6.3      Conditions to Obligations of Parent, Sub and Trust to Effect the Merger  . . . . . . . . . . . . . . . 60


                                                               ARTICLE VII

                                                    TERMINATION, AMENDMENT AND WAIVER

Section 7.1      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
Section 7.2      Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
Section 7.3      Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Section 7.4      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64


                                                              ARTICLE VIII

                                                           GENERAL PROVISIONS

Section 8.1      Non-Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Section 8.2      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Section 8.3      Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Section 8.4      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

                                                                                                                       Page
Section 8.5      Entire Agreement; No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Section 8.6      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Section 8.7      Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Section 8.8      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Section 8.9      Enforcement of this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Section 8.10     Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER



                 AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of November 12, 1997 (this "Agreement"), among Starwood Lodging Corporation, a Maryland corporation ("Parent"), Chess Acquisition Corp., a Nevada corporation and a controlled subsidiary of Parent ("Sub"), Starwood Lodging Trust, a Maryland real estate investment trust ("Trust" and, together with Parent, the "Parent Companies") and ITT Corporation, a Nevada corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").


                              W I T N E S S E T H:

                 WHEREAS Parent, Sub, Trust and the Company are parties to that certain Agreement and Plan of Merger dated as of October 19, 1997 (the "Original Merger Agreement");

                 WHEREAS Parent, Sub, Trust and the Company wish to amend the Original Merger Agreement to increase the consideration to be received by stockholders of ITT in the Merger (as defined below) and to make certain other changes to the Original Merger Agreement;

                 WHEREAS the respective Boards of Directors of Parent, Sub, Trust and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, no par value, of the Company ("Company Common Stock"), not owned by Parent, the Company or their respective wholly owned subsidiaries will be converted into shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock"), and trust shares, par value $.01 per share, of Trust ("Trust Shares" and, when paired with shares of Parent Common Stock pursuant to the Pairing Agreement dated as of June 28, 1980, as amended from time to time, between Parent and Trust, "Paired Shares"), and cash;

                 WHEREAS the respective Boards of Directors or Trustees, as the case may be, of each of the Parent Companies and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders or shareholders, as the case may be; and

                 WHEREAS the parties to this Agreement intend that the Merger shall be treated as a taxable acquisition of all the outstanding shares of Company Common Stock by Parent and the Trust, respectively, in proportion to the relative percentages of Sub capital stock they own immediately prior to the consummation of the Merger.

                 NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                 The Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                   THE MERGER

                 Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Nevada General Corporation Law (the "NGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the NGCL.

                 Section 1.2 Effective Time. The Merger shall become effective when Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the NGCL, are filed with the Secretary of State of the State of Nevada; provided, however, that, upon mutual consent of the Constituent Corporations, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger are filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger are accepted for record or such later time established by the Articles of Merger. The filing of the Articles of Merger shall be made on the date of the Closing (as defined in Section 1.17).

                 Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NGCL.

                 Section 1.4 Charter and By-laws; Directors. (a) At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided, however, that the Articles of Incorporation of Sub shall include provisions substantially identical to ARTICLE SEVENTH and ARTICLE NINTH of the Restated Articles of Incorporation, as amended, of the Company existing as of the date of this Agreement; and provided further that at the Effective Time Article I of the Articles of Incorporation of Sub shall be amended to read in its entirety as follows: "The name of the corporation is ITT Corporation." At the Effective Time, the By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Articles of Incorporation; provided, however, that the By-laws of Sub shall include provisions substantially identical to Section 4 of the Amended and Restated By-laws of the Company existing on the date of this Agreement.

                 (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                 Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent
Corporations:

                 (a) Each issued and outstanding share of common stock, no par value, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

                 (b) All shares of Company Common Stock that are held in the treasury of the Company and shares of Company Common Stock owned by Parent, Trust or Sub (together, in each case, with the associated Right (as defined in Section 3.2)) shall be cancelled and no cash, capital stock of Parent or Trust or other consideration shall be delivered in exchange therefor. All shares of Company Common Stock that are held by any wholly owned Subsidiary (as defined in Section 2.1) of the Company, Parent, Sub or the Trust (together, in each case, with the associated Right) shall be converted into validly issued, fully paid and nonassessable shares of common stock, no par value, of the Surviving Corporation.

                 (c) Each share of Company Common Stock (including restricted shares of Company Common Stock issued under Company Plans (as defined in Section 3.12(d)) issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled or converted into shares of the Surviving Corporation in accordance with
         Section 1.5(b)), together with the associated Right, which share under the terms of Section 1.7 is to be converted into cash, shall be converted into the right to receive $85.00 in cash, without interest (except to the extent specified in Section 1.5(f)).

                 (d) Except as otherwise provided in Section 1.7 and subject to Sections 1.10 and 1.12, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled or converted into shares of the Surviving Corporation in accordance with Section 1.5(b) or converted into the right to receive cash pursuant to Sections 1.5(c) and 1.7), together with the associated Right, shall be converted into the right to receive the Exchange Ratio (as defined below) of validly issued, fully paid and nonassessable Paired Shares. The "Exchange Ratio" shall be a number equal to the quotient, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth, of (x) $85.00 divided by (y) the Market Price (as defined below) of Paired Shares on the fifth New York Stock Exchange, Inc. ("NYSE") trading day prior to the date of the Company Stockholder Meeting (as defined in Section 5.1); provided, however, that in no event shall the Exchange Ratio be (A) greater than an amount equal to $85.00 divided by $53.263 or (B) less than an amount equal to $85.00 divided by $61.263. The "Market Price" of a Paired Share on any date means the average of the Average Prices (as defined below) for the 20 NYSE trading days (the "Averaging Period") randomly selected by a neutral independent accounting firm appointed by mutual agreement of the Trust and the Company from the 30 consecutive NYSE trading days immediately preceding such date. The "Average Price" for any date means the average of the daily high and low prices per Paired Share as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source mutually selected by the Company and Parent).

                 (e) All such shares of Company Common Stock (other than shares to be cancelled in accordance with Section 1.5(b)), and the associated Rights, when so converted as provided in Section 1.5(c) or
         (d), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of a Certificate (as defined in Section 1.6(c)) theretofore representing any such shares (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate in accordance with Section 1.8, (A) any dividends and other distributions in accordance with Section 1.9, (B) certificates representing the Paired Shares into which such shares (and the associated Rights) are converted pursuant to Section 1.5(d),
         (C) cash into which such shares are converted pursuant to Section 1.5(c) and cash payable pursuant to Section 1.5(f) and (D) any cash, without interest, in lieu of fractional Paired Shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Sections 1.8 and 1.10.

                 (f) If (but only if) the Closing occurs after January 31, 1998, then each holder of Company Common Stock issued and outstanding immediately prior to the Effective Time that is entitled under Section 1.5(c) and (d) to receive either cash or Paired Shares shall in addition be entitled to receive cash in an amount per share of Company Common Stock equal to (i) $85.00 times (ii) 7% per annum accrued from and including January 31, 1998, to but excluding the date of Closing (without compounding).

                 Section 1.6 Election of Stock or Cash. Each holder of shares of Company Common Stock (other than holders of shares to be cancelled as set forth in Section 1.5(b)) shall have the right to submit a request specifying the number of shares of Company Common Stock which such holder desires to have converted into the right to receive Paired Shares in the Merger and the number which such holder desires to have converted into the right to receive cash in accordance with the following procedures:

                 (a) Each holder of shares of Company Common Stock may specify in a request made in accordance with the provisions of this
         Section 1.6 (an "Election") (i) the number of such shares which such holder desires to have converted into the right to receive cash in the Merger (a "Cash Election") and (ii) the number of such shares which such holder desires to have converted into Paired Shares in the Merger (a "Stock Election").

                 (b) The Parent Companies shall authorize such person or persons as shall be acceptable to the Parent Companies and the Company to receive Elections and to act as Exchange Agent hereunder (the "Exchange Agent").

                 (c) The Parent Companies and the Company shall prepare, for use by stockholders of the Company in surrendering certificates (the "Certificates") representing shares of Company Common Stock, a form (the "Form of Election") pursuant to which each holder of Company Common Stock may make Elections. The Form of Election shall be mailed to stockholders of record of the Company as of the record date for the Company Stockholder Meeting and shall accompany the Joint Proxy Statement (as defined in Section 2.6).

                 (d) The Company shall use all reasonable efforts to make the Form of Election available to all persons who become stockholders of record of the Company during the period between such record date and the business day prior to the date of the Company Stockholder Meeting.

                 (e) An Election shall have been properly made only if the Exchange Agent shall have received, by 5:00 p.m., New York City time, on the business day (such time on such day being referred to herein as the "Election Date") preceding the date of the Company Stockholder Meeting, a Form of Election properly completed and signed and accompanied by the Certificate or Certificates representing the shares of Company Common Stock (and associated Rights) to which such Form of Election relates (or by an appropriate guarantee of delivery of such Certificate or Certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificate or Certificates are in fact delivered by the time set forth in such guarantee of delivery).

                 (f) Any holder of record of shares of Company Common Stock may at any time prior to the Election Date change such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed Form of Election. The Parent Companies and the Company shall have the right in their sole discretion and by mutual agreement to permit changes in Elections after the Election Date.

                 (g) Any holder of record of shares of Company Common Stock may at any time prior to the Election Date revoke such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date or by withdrawal prior to the Election Date of such holder's Certificates previously deposited with the Exchange Agent. Any revocation of an Election may be withdrawn by notice of such withdrawal delivered at or prior to the Election Date. Any stockholder of the Company who shall have deposited Certificates with the Exchange Agent shall have the right to withdraw such Certificates by written notice received by the Exchange Agent and thereby revoke such holder's Election as of the Election Date at any time after the expiration of the period of 60 days following the Election Date if the Merger shall not have been consummated prior thereto. The Parent Companies shall obtain from the Exchange Agent an agreement to return all Forms of Election and accompanying Certificates to the stockholders submitting the same in the event this Agreement shall be terminated in accordance with its terms.

                 (h) The Parent Companies and the Company by mutual agreement shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 1.7, the issuance and delivery of certificates for Paired Shares into which shares of Company Common Stock are converted in the Merger and the payment for shares of Company Common Stock converted into the right to receive cash in the Merger.

                 Section 1.7 Proration. The determination of whether shares of Company Common Stock (other than shares to be cancelled or converted into shares of the Surviving Corporation as set forth in Section 1.5(b)), and the associated Rights, shall be converted in the Merger into the Exchange Ratio of Paired Shares or the right to receive $85.00 in cash shall be made as set forth in this Section 1.7.

                 (a) As is more fully set forth below, the aggregate number of shares of Company Common Stock to be converted in the Merger into the right to receive cash shall not (i) exceed 30% or (ii) be less than 18%, in either case of all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

                 (b) If Cash Elections are received for a number of shares of Company Common Stock which is more than 30% of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, each Non-Electing Share (as defined in Section 1.7(f)) and each share of Company Common Stock for which a Stock Election has been received (in each case, together with the associated Right) shall be converted in the Merger into the Exchange Ratio of Paired Shares and the shares of Company Common Stock for which Cash Elections have been received (and the associated Rights) shall be converted in the Merger into right to receive cash and the Exchange Ratio of Paired Shares in the following manner: the largest whole number of shares of Company Common Stock (and the associated Rights) covered by each Cash Election which is not in excess of the number of shares of Company Common Stock covered by such Cash Election multiplied by a fraction the numerator of which shall be a number equal to 30% of the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and the denominator shall be the aggregate number of shares of Company Common Stock covered by all Cash Elections, shall be converted into the right to receive $85.00 per share in cash, without interest (except to the extent specified in Section 1.5(f)). The balance of the shares of Company Common Stock covered by Cash Elections (together with the associated Rights) shall be converted into the right to receive the Exchange Ratio of Paired Shares.

                 (c) If Stock Elections are received for a number of shares of Company Common Stock which is more than 82% of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, each Non-Electing Share and each share of Company Common Stock for which a Cash Election has been received (in each case, together with the associated Right) shall be converted in the Merger into the right to receive $85.00 in cash, without interest (except to the extent specified in Section 1.5(f)), and the shares of Company Common Stock for which Stock Elections have been received shall be converted in the Merger into the Exchange Ratio of Paired Shares and the right to receive cash in the following manner: the largest whole number of shares of Company Common Stock (and associated Rights) covered by each Stock Election which is not in excess of the number of shares of Company Common Stock covered by such Stock Election multiplied by a fraction the numerator of which shall be a number equal to 82% of the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and the denominator of which shall be the aggregate number of shares of Company Common Stock covered by all Stock Elections, shall be converted into the right to receive the Exchange Ratio of Paired Shares. The balance of the shares of Company Common Stock covered by Stock Elections (together with the associated Rights) shall be converted into the right to receive $85.00 per share in cash, without interest (except to the extent specified in Section 1.5(f)).

                 (d) If Cash Elections are received for a number of shares of Company Common Stock which is greater than or equal to 18%, but less than or equal to 30%, the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, each share of Company Common Stock covered by a Cash Election shall be converted in the Merger into the right to receive $85.00 in cash, without interest (except to the extent specified in Section 1.5(f)), and each share of Company Common Stock covered by a Stock Election shall be converted in the Merger into the Exchange Ratio of Paired Shares.

                 (e)      If Non-Electing Shares are not converted under either
         Section 1.7(b) or Section 1.7(c), the Exchange Agent shall determine by lot (or by such other method as is deemed reasonable by the Parent Companies) which of such Non-Electing Shares shall be converted in the Merger into the right to receive $85.00 in cash per share, without interest (except to the extent specified in Section 1.5(f)); provided, however, that such selection by lot (or by such other method) will cease when the sum of the shares converted in such manner, plus the number of shares of Company Common Stock covered by Cash Elections is equal to such percentage, not less than 18% nor more than 30%, as shall be specified by the Parent Companies in writing to the Exchange Agent prior to the Effective Time, of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time. Each Non-Electing Share not so converted into cash shall be converted into the right to receive the Exchange Ratio of Paired Shares.

                 (f) For the purpose of this Section 1.7, outstanding shares of Company Common Stock (other than shares owned by Parent, Sub, Trust or the Company or any of their respective wholly owned Subsidiaries) as to which an Election is not in effect at the Election Date and shares as to which an

         Election has been withdrawn after the 60-day period following the Election Date shall be called "Non-Electing Shares". If the Parent Companies and the Company shall determine for any reason that any Election was not properly made with respect to shares of Company Common Stock, such Election shall be deemed to be ineffective and shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

                 Section 1.8 Parent Companies to Make Cash and Certificates Available; Transfer Taxes; Withholding. (a) As soon as practicable after the Effective Time, the Parent Companies shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the Paired Shares issuable and the cash then payable pursuant to Sections 1.5, 1.7, 1.9 and 1.10 (such cash and Paired Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Parent Companies, on a daily basis. Any interest or other income resulting from such investments shall be paid to the Parent Companies. As soon as practicable after the Effective Time, the Exchange Agent shall distribute to each holder of shares of Company Common Stock converted into the right to receive cash or Paired Shares pursuant to Section 1.5, 1.7, 1.9 and 1.10, upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more Certificates for cancellation, a check for the amount of cash to which such holder is entitled under such sections and certificates representing Paired Shares to which such holder is entitled under such sections. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates whose shares were converted pursuant to this Article I (other than any holder who previously surrendered all its Certificates with a Form of Election or pursuant to a guarantee of delivery set forth in a Form of Election) (A) a letter of transmittal in form reasonably acceptable to the Company and the Parent Companies (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (B) instructions for use in effecting the surrender of the Certificates.

                 (b) Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Paired Shares issuable and the cash payable to such holder pursuant to Sections 1.5, 1.7, 1.9 and 1.10 of this Agreement. Each Paired Share into which a share of Company Common Stock shall be converted shall be deemed to have been issued at the Effective Time. All Paired Shares shall be issued directly by the Trust and Parent and no Paired Shares shall at any time be held by the Surviving Corporation. If any certificate representing Paired Shares or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Paired Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Parent Companies or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Parent Companies or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Parent Companies or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent Companies or the Exchange Agent.

                 Section 1.9 Dividends. No dividends or other distributions that are declared on or after the Effective Time on the Paired Shares, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Paired Shares until such person surrenders the related Certificate or Certificates, as provided in this Article I.
Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Paired Shares: (i) at the time of such surrender or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions theretofore paid with respect to the Paired Shares represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions payable with respect to such Paired Shares and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                 Section 1.10 No Fractional Securities. No certificates or scrip representing fractional Paired Shares shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent or Trust dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent or Trust. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a Paired Share upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest, except pursuant to Section 1.5(f)), rounded to the nearest cent, determined by multiplying (i) the average of the per share closing prices on the NYSE of a Paired Share (as reported in the NYSE Composite Transactions) during the five consecutive trading days ending on the trading day immediately prior to the date of the Effective Time by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent Companies, and the Parent Companies shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of this
Article I. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a Company stockholder shall be aggregated, and no such Company stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Paired Share with respect to such Certificates surrendered.

                 Section 1.11     Return of Exchange Fund.   Any portion of the
Exchange Fund which remains undistributed to the former stockholders of the Company for one year after the Effective Time shall be delivered to the Parent Companies and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to the Parent Companies for payment of their claim for Paired Shares and/or cash into which such shares of Company Common Stock are convertible, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Paired Shares. None of Parent, Trust or Surviving Corporation shall be liable to any former holder of Company Common Stock for any such Paired Shares, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 Section 1.12 Adjustment of Exchange Ratio. In the event that, prior to the Effective Time, Parent or Trust effects any reclassification, stock split or stock dividend with respect to Parent Common Stock or Trust Shares, any change or conversion of Parent Common Stock or Trust Shares into other securities or any other dividend or distribution with respect to the Paired Shares, other than (i) dividends contemplated by Sections 4.5(c) and (d) and (ii) dividends in the aggregate not to exceed the greater of (a) the current rate of the Parent Companies' dividends (together with any increases in such rate in the ordinary course) and (b) the Trust's "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

                 Section 1.13 No Further Ownership Rights in Company Common Stock. All Paired Shares and cash issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other property paid pursuant to Sections 1.9 and 1.10) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock and associated Rights represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

                 Section 1.14 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be cancelled and exchanged as provided in this Article I.

                 Section 1.15 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent Companies or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as the Parent Companies or the Exchange Agent may direct (but consistent with the practices the Parent Companies apply to their own respective stockholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Paired Shares and/or cash or other property payable pursuant to this Article I.

                 Section 1.16 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                 Section 1.17 Closing. The closing of the Merger (the "Closing") and all actions contemplated by this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York, at 10:00 a.m., local time, on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in Article VI) shall be no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived, or at such other time and place as Parent and the Company shall agree.


                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF PARENT COMPANIES AND SUB

                 Each of the Parent Companies and Sub represents and warrants to the Company as follows:

                 Section 2.1 Organization, Standing and Power. Each of the Parent Companies and Sub is a real estate investment trust or a corporation, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Subsidiary of each of the Parent Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect (as hereinafter defined) on the Parent Companies. The Parent Companies and each of their Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies.

                 For all purposes of this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the Parent Companies or the Company, as the case may be, means such state of facts, event, change or effect which has had, or would reasonably be expected to have, a material adverse effect on the business, properties, results of operations, financial condition or prospects of the Parent Companies and their Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be. For all purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which the Parent Companies or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity or (ii) is a general partner, trustee or other entity performing similar functions.

                 Section 2.2 Capital Structure. At the date hereof, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, and the authorized capital stock of Trust consists of 100,000,000 Trust Shares, 20,000,000 excess trust shares, par value $.01 per share ("Excess Trust Shares"), and 5,000,000 excess preferred shares, par value $.01 per share
("Excess Preferred Shares").   At the close of business on October 17, 1997,
51,302,015 shares of Parent Common Stock and 51,302,015 Trust Shares were issued and outstanding. As of October 17, 1997, 62,978,381 units of SLT Realty Limited Partnership ("SLT Units") and 63,232,722 units of SLC Operating Limited Partnership ("SLC Units") were outstanding. As of October 17, 1997, the Trust beneficially owned 51,302,015 SLT Units and Parent and its subsidiaries beneficially owned 51,302,015 SLC Units and the remaining issued and outstanding SLT Units and SLC Units were owned by the persons and in the quantities set forth in Section 2.2 of the Parent Letter. All the outstanding SLT Units and SLC Units have been duly authorized and are validly issued, fully paid and nonassessable. The capital stock of Sub consists of 100,000 shares of Common Stock, no par value, of which as of the date of this Agreement, 1,000 shares of Common Stock were issued and outstanding, of which, as of the date of the Agreement, 910 shares were owned directly by Parent and 90 shares were owned directly by Trust, and 10,000 shares of Preferred Stock, no par value, of which as of the date of this Agreement, no shares were issued and outstanding. Immediately prior to the Effective Time, the Trust will acquire an appropriate amount of Common Stock of the Sub. At the close of business on October 17, 1997, none of the Parent Companies had any shares or units reserved for issuance, except for Trust Shares and shares of Parent Common Stock reserved for issuance upon the exchange of the SLT Units and the SLC Units, respectively, and except that, as of October 17, 1997, there were 5,908,313 shares of Parent Common Stock and 5,908,313 Trust Shares reserved for issuance pursuant to the Incentive and Non-Qualified Shares Option Plan (1986) of the Trust, the Corporation Stock Non-Qualified Stock Option Plan (1986) of the Trust, the Stock Option Plan
(1986) of the Corporation, the Trust Shares Option Plan (1986) of the Corporation, the 1995 Share Option Plan of the Trust, and the 1995 Share Option Plan of the Corporation (collectively, the "Parent Stock Plans"). Except as set forth above, at the close of business on October 17, 1997, no shares of capital stock or other voting securities of the Parent Companies were issued, reserved for issuance or outstanding. All the outstanding shares of Parent Common Stock and Trust Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All shares of Parent Common Stock and Trust Shares issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be paired with each other in the same ratio as all other shares of Parent Common Stock and Trust Shares are paired with each other, as such ratio may change from time to time. As of the date of this Agreement, except as set forth in Section 2.2 of the letter dated the date hereof and delivered on the date hereof by the Parent Companies to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), and except for (a) this Agreement, (b) stock options issued pursuant to the Parent Stock Plans covering not in excess of 5,908,313 Trust Shares and 5,908,313 shares of Parent Common Stock (collectively, the "Parent Stock Options"), (c) 11,930,707 Trust Shares and 11,930,707 shares of Parent Common Stock issuable upon the exchange of SLT Units and SLC Units, respectively, (d) the Transaction Agreement dated as of September 8, 1997 (the "Westin Transaction Agreement"), among the Parent Companies, WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, W&S Hotel L.L.C., Westin Hotels & Resorts Worldwide, Inc., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., SLT Realty Limited Partnership and SLC Operating Limited Partnership, and (e) Paired Shares issuable pursuant to the Forward Purchase Contract dated as of October 13, 1997 (the "Forward Purchase Contract") with an affiliate of Union Bank of Switzerland, there are no options, warrants, calls, rights or agreements to which the Parent Companies or any of their Subsidiaries is a party or by which any of them is bound obligating the Parent Companies or any of their Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Parent Companies or any of their Subsidiaries or obligating the Parent Companies or any of their Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of the Parent Companies that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Parent SEC Documents (as defined in Section 2.5) filed prior to the date of this Agreement, each such share is owned by the Parent Companies or another Subsidiary of the Parent Companies, free and clear of all security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (each, a "Lien"). As of the date of this Agreement, none of the Parent Companies has outstanding any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders or shareholders of the Parent Companies may vote. As of the date of this Agreement, there are no outstanding contractual obligations of the Parent Companies or any of their Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent Companies or any of their Subsidiaries. Except as set forth in Section
2.2 of the Parent Letter, Exhibit 21 to the Annual Report on Form 10-K of the Parent Companies for the year ended December 31, 1996 (the "Parent Annual Report"), as filed with the Securities and Exchange Commission (the "SEC"), is a true, accurate and correct statement in all material respects of all the information required to be set forth therein by the rules and regulations of the SEC.

                 Section 2.3 Authority. The Boards of Directors or Trustees, as the case may be, of the Parent Companies and Sub have duly approved and adopted this Agreement. The Board of Directors or Trustees, as the case may be, of each of the Parent Companies has respectively declared advisable an amendment to Parent's Articles of Incorporation and Trust's Declaration of Trust to (i) increase the number of authorized shares of Parent Common Stock to 1,000,000,000 and the number of authorized Trust Shares to 1,000,000,000, respectively, and (ii) include any provisions required by, or deemed advisable under, any Gaming Laws (the "Charter Amendments"). The Board of Directors or Trustees, as the case may be, of each of the Parent Companies has resolved to recommend the approval by their respective stockholders or shareholders, as applicable, of the respective Charter Amendments and the respective issuance of Parent Common Stock and Trust Shares, in connection with the Merger as contemplated by this Agreement (the "Share Issuances"). Each of the Parent Companies and Sub has all requisite power and authority to enter into this Agreement and, subject to approval by the stockholders or shareholders, as applicable, of Parent and Trust of the respective Charter Amendments and Share Issuances, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent Companies and Sub and the consummation by the Parent Companies and Sub of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Parent Companies and Sub, subject to approval by the stockholders or shareholders, as applicable, of Parent and Trust of the respective Charter Amendments and Share Issuances. This Agreement has been duly executed and delivered by each of the Parent Companies and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) constitutes the valid and binding obligation of the Parent Companies and Sub enforceable against each of them in accordance with its terms. The Charter Amendments, the Share Issuances and the filing of a joint registration statement on Form S-4 with the SEC by the Parent Companies under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the Paired Shares to be issued in connection with the Merger as contemplated by this Agreement (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors and Trust's Board of Trustees.

                 Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 2.4 have been obtained and all filings and obligations described in this Section 2.4 have been made, and except as set forth in Section 2.4 of the Parent Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties, assets or operations of the Parent Companies or any of their Subsidiaries under, any provision of (i) the Declaration of Trust, articles of incorporation, Trust Regulations or by-laws, as applicable, of the Parent Companies, (ii) any provision of the comparable charter or organization documents of any Subsidiary of the Parent Companies, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Parent Companies or any of their Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent Companies or any of their Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Parent Companies, materially impair the ability of the Parent Companies or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to the Parent Companies or any of their Subsidiaries in connection with the execution and delivery of this Agreement by the Parent Companies or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Parent Companies or any of their Subsidiaries are qualified to do business, (iii) such filings and consents as may be required under any environmental, health or public or worker safety law or regulation specified in Section 2.4 of the Parent Letter pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement,
(iv) such filings as may be required in connection with the taxes described in
Section 5.11, (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, (vi) as may be required under foreign laws, (vii) such filings as may be required under the rules of the NYSE in connection with the Charter Amendments, (viii) filings with and approvals by any regulatory authority with jurisdiction over the Company's gaming operations required under any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operations of the Company, including the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County governmental authorities and the rules and regulations promulgated thereby, the Indiana Gaming Control Act and the rules and regulations promulgated thereunder, the Nova Scotia Gaming Control Act and the rules and regulations promulgated thereunder, and the Ontario-Gaming Control Act and the rules and regulations promulgated thereunder (collectively, the "Gaming Laws"), (ix) filings with and approvals of state educational regulatory authorities, nongovernmental accrediting commissions and the U.S. Department of

Education and, if required, with the Federal Communications Commission, (x) such other consents, approvals, orders, authorizations, registrations, declarations and filings (a) as may be required under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (b) as are set forth in Section 2.4 of the Parent Letter, and (xi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Parent Companies, materially impair the ability of the Parent Companies or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                 Section 2.5 SEC Documents and Other Reports. The Parent Companies have filed all required documents with the SEC since January 1, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Parent Companies included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of Trust and Parent and their consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, the Parent Companies have not, since December 31, 1996, made any change in the accounting practices or policies applied in the preparation of their financial statements.

                 Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Parent Companies or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the Stockholder Meetings (as defined in Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Parent Companies, their respective officers and directors or any of their Subsidiaries shall occur that is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Parent Companies) as to form in all material respects with the provisions of the Exchange Act.

                 Section 2.7 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since December 31, 1996, (a) the Parent Companies and their Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Parent Companies, (b) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect on the Parent Companies or (c) there has not been any split, combination or reclassification of any of the capital stock of Parent or Trust or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, except as contemplated by this Agreement. The approximate aggregate amount of indebtedness of the Parent Companies and their respective Subsidiaries as of September 30, 1997, is set forth in Section 2.7 of the Parent Letter.

                 Section 2.8 Permits and Compliance. Each of the Parent Companies and their respective Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Parent Companies or any of their Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of the Parent Companies (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. None of the Parent Companies or any of their Subsidiaries is in violation of (A) their respective charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Parent Companies or any of their Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of the Parent Companies and their Subsidiaries, taken as a whole. Except as set forth in the Parent SEC Documents or Section 2.8 of the Parent Letter, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Parent Companies of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which the Parent Companies or any of their Subsidiaries is a party or by which the Parent Companies or any such Subsidiary is bound or to which any of the properties, assets or operations of the Parent Companies or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. For purposes of this Agreement, the term "Knowledge" when used with respect to the Parent Companies means the actual knowledge of the individuals identified in
Section 2.8 of the Parent Letter.

                 Section 2.9 Tax Matters. Except as otherwise set forth in Section 2.9 of the Parent Letter, (i) the Parent Companies and each of their respective Subsidiaries have timely filed all federal, state, local, foreign and provincial income and Franchise Tax Returns and all other material Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are, true, correct and complete, except to the extent that any failure to so file or any failure to be true, correct and compete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies; (ii) all Taxes required to have been paid by the Parent Companies and each of their respective Subsidiaries have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to pay any such Taxes or to properly obtain an extension for such payment, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies; (iii) the Parent Companies and each of their respective Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies; (iv) none of the Parent Companies or any of their respective Subsidiaries has waived in writing any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against any of the Parent Companies or any of their respective Subsidiaries, except to the extent that any such waiver or deficiency, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies; (v) all Federal income Tax Returns referred to in clause (i) for all years through 1993 have been examined by and settled with the Internal Revenue Service or the period for assessment of Taxes in respect of which such Tax returns were required to be filed has expired; (vi) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all material deficiencies asserted or material assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full; (viii) the most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve for all Taxes payable by the Parent Companies and their respective Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and (ix) there are no material liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent Companies or any of their respective Subsidiaries. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                 Section 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Parent Companies or any of their Subsidiaries, or against or involving any of the directors, officers or employees of the Parent Companies or any of their Subsidiaries, as such, any of its or their properties, assets or business or any employee benefit plan of the Parent Companies (a "Parent Plan") that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Parent Companies. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Parent Companies, threatened against or involving the Parent Companies or any of their Subsidiaries or any of their directors, officers or employees, as such, or any of its or their properties, assets or business or any Parent Plan that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Parent Companies. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Parent Companies, threatened against or affecting the Parent Companies or any of their Subsidiaries or any of their officers, directors or employees, as such, or any of their properties, assets or business relating to the transactions contemplated by this Agreement.

                 Section 2.11 Compliance with Worker Safety and Environmental Laws. (a) Except as set forth in Section 2.11 of the Parent Letter, the properties, assets and operations of the Parent Companies and their respective Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Parent Companies or any of their respective Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies.

                 (b) The Parent Companies and their respective Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. The Parent Companies and their respective Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. The Parent Companies have no Knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. Section 9601 et seq., RCRA, 42 U.S.C. Section 6901 et seq., or equivalent state law provisions and no Knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR Section 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

                 Section 2.12 Liabilities. Except as set forth in the Parent SEC Documents filed prior to the date hereof, the Parent Companies and their Subsidiaries have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies.

                 Section 2.13 Intellectual Property. The Parent Companies and their Subsidiaries own or have the right to use all patents, patent rights, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of the Parent Companies and their Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. Neither the Parent Companies nor any of their respective Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies.

                 Section 2.14 Opinion of Financial Advisor. The Parent Companies have received the written opinion of Bear Stearns & Co. Inc. dated November 12, 1997, to the effect that, as of dated November 12, 1997, the consideration to be paid by the Parent Companies in the Merger is fair to the Parent Companies from a financial point of view.

                 Section 2.15 Required Vote of Parent and Trust Stockholders. The affirmative votes of the holders of a majority of the outstanding shares of Parent Common Stock and of the outstanding Trust Shares are required to approve the respective Charter Amendments of Trust and Parent. The affirmative vote of a majority of the votes cast on each Share Issuance is required to approve such Share Issuance; provided, that the total votes cast on each such proposal represent a majority of the outstanding shares of Parent Common Stock or Trust Shares, as applicable. No other vote of the stockholders or shareholders of the Parent Companies is required by law, the organization documents of the Parent Companies or otherwise in order for the Parent Companies to consummate the Merger and the transactions contemplated hereby.

                 Section 2.16 REIT Status. The Trust is a "real estate investment trust" for federal income tax purposes and is not subject to Section 269B(a)(3) of the Code by reason of Section 136(c) of the Deficit Reduction Act of 1984. The consummation of the transactions contemplated by this Agreement will not cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes and will not cause the Trust to become subject to Section 269B(a)(3) of the Code.

                 Section 2.17 Brokers. No broker, investment banker or other person, other than Bear Stearns & Co. Inc., Starwood Capital Group L.L.C. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, the fees and expenses of which will be paid by the Parent Companies (subject to Section 5.7), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent Companies.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to each of the Parent Companies and Sub as follows:

                 Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

                 Section 3.2 Capital Structure. At the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 50,000,000 shares of Preferred Stock, no par value per share ("Company Preferred Stock"). At the close of business on October 17, 1997, (i) 118,259,684 shares of Company Common Stock were issued and outstanding, (ii) 1,123,526 shares of Company Common Stock were held in the treasury of the Company or by its Subsidiaries, (iii) 133,399 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1996 Restricted Stock Plan for Non-Employee Directors, as amended, and the Company's 1995 Incentive Stock Plan, as amended (collectively, the "Company Stock Plans"), and (iv) no shares of Company Common Stock were reserved in connection with the Rights Agreement (as hereinafter defined). Except as set forth above, at the close of business on October 17, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All the outstanding shares of Company Common Stock were validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (a) stock options issued pursuant to the Company Stock Plans covering not in excess of 8,718,231 shares of Company Common Stock (collectively, the "Company Stock Options"),(b) the rights to purchase shares of Series A Participating Cumulative Preferred

Stock (the "Rights"), issued pursuant to the Rights Agreement dated as of November 1, 1995 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent, and (c) rights existing under an Investment Agreement dated as of July 15, 1997 (the "CDRV Investment Agreement"), between the Company and CDRV Acquisition, L.L.C., there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement.
Except as set forth in Section 3.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents (as defined in Section 3.5) filed prior to the date of this Agreement, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all Liens. As of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except (x) pursuant to an agreement dated as of July 15, 1997 between the Company and BellSouth Corporation, (y) to the extent that Article Ninth of the Restated Articles of Incorporation of the Company or any comparable provision of the articles of incorporation of any Subsidiary of the Company required under any Gaming Laws could be construed as a contractual obligation or (z) with respect to the withholding of exercise price or withholding taxes under any stock option plan, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Exhibit 21 to the Company's Annual Report on Form 10- K for the year ended December 31, 1996, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all the information required to be set forth therein by the rules and regulations of the SEC.

                 Section 3.3 Authority. The Board of Directors of the Company has duly approved and adopted this Agreement, and has resolved to recommend the approval of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent, Trust and Sub and the validity and binding effect of this Agreement on Parent, Trust and
Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Joint Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

                 Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, and except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or the loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien, upon any of the properties, assets or operations of the Company or any of its Subsidiaries under any provision of (i) the Restated Articles of Incorporation, as amended, or the Amended and Restated By-Laws of the Company, (ii) any provision of the comparable charter or organization documents of any Subsidiary of the Company, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii),
(iii) or (iv), any such violations, defaults, losses, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or public or worker safety law or regulation specified in Section 3.4 of the Company Letter pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of Blue Sky Laws and the NYSE, (vi) as may be required under foreign laws, (vii) filings with and approvals in respect of the Gaming Laws, (viii) filings with and approvals of state educational regulatory authorities, non-governmental accrediting commissions and the U.S. Department of Education and, if required, with the Federal Communications Commission, (ix) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in
Section 3.4 of the Company Letter, and (x) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                 Section 3.5 SEC Documents and Other Reports. The Company has filed all required documents with the SEC since January 1, 1996 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since December 31, 1996, made any change in the accounting practices or policies applied in the preparation of its financial statements.

                 Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

                 Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement since December 31, 1996, (a) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and (b)(i) there has been no change in the capital stock of the Company (except for the issuance of shares of the Company Common Stock pursuant to Company Stock Plans) and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock and (ii) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company. The aggregate amount of indebtedness of the Company and its Subsidiaries as of September 30, 1997, is set forth in Section 3.7 of the Company Letter.

                 Section 3.8 Permits and Compliance. Except as set forth in Section 3.8 of the Company Letter, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents or Section 3.8 of the Company Letter, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. For purposes of this Agreement, the term "Knowledge" when used with respect to the Company means the actual knowledge of the individuals identified in Section 3.8 of the Company Letter.

                 Section 3.9 Tax Matters. Except as otherwise set forth in Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have timely filed all federal, state, local, foreign and provincial income and Franchise Tax Returns and all other material Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are true, correct and complete, except to the extent that any failure to so file or any failure to be true, correct and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (ii) all Taxes required to have been paid by the Company and each of its Subsidiaries have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to pay any such Taxes or to properly obtain an extension for such payment, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, except the extent that any such waiver to deficiency, individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company;
(v) all Federal income Tax Returns referred to in clause (i) for all years through 1989 have been examined by and settled with the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all material deficiencies asserted or material assessments made as a result of any examination of any Tax Returns referred to in clause
(i) by any taxing authority have been paid in full; (viii) the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and (ix) there are no material liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.

                 Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the directors, officers or employees of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as set forth in Section 3.10 of the Company Letter or in the Company SEC Documents filed prior to the date hereof, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their directors, officers or employees as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as set forth in Section 3.10 of the Company Letter or in the Company SEC Documents filed prior to the date hereof, as of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their officers, directors or employees, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

                 Section 3.11 Certain Agreements. Except as set forth in the Company SEC Documents filed prior to the date hereof or as listed on
Section 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (subject to Section 5.8).

                 Section 3.12 ERISA. (a) Section 3.12 (a) of the Company Letter contains a list of each Company Plan (as hereinafter defined) maintained by the Company and each material Company Plan maintained by a Subsidiary of the Company. To the extent applicable, with respect to each Company Plan, the Company has made, or will as soon as practicable after the date hereof, make available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Plan and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description for each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each Company Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the past three years with respect to any Company Plan which is likely to result in liability to the Company, (iii) neither the Company nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Multiemployer Plan (as hereinafter defined) at any time within the past six years or instituted, or is currently considering taking, any action to do so, and (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA.

                 (b) There has been no failure to make any contribution or pay any amount due to any Company Plan as required by Section 412 of the Code,
Section 302 of ERISA, or the terms of any such Plan, and no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                 (c) With respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as listed on Section 3.12(c) of the Company Letter, all Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or will be filed on a timely basis and, except as listed on Section 3.12(c) of the Company Letter, to the Knowledge of the Company there is no reason why any Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section

4041A of ERISA. Neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by (i) Part 6 of Title I of ERISA or as disclosed in
Section 3.12(c) of the Company Letter or (ii) the laws of a jurisdiction outside the United States.

                 (d) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer
Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                 (e) Section 3.12(e) of the Company Letter contains a list of each Company Ex-U.S. Pension Plan and the Company has made, or as soon as practicable after the date hereof will make, available to Parent a copy of any written plan document. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each such plan has been maintained in all material respects in compliance with all applicable laws, orders and regulations, and the fair market value of the assets of each such plan which is intended to be a funded Company plan or arrangement equals or exceeds the value of the accrued benefits. "Company Ex-U.S. Pension Plan" shall mean any arrangement (other than a Company Plan) providing retirement pension benefits that is established or maintained by the Company or any Subsidiary exclusively for the benefit of employees who are or were employed outside the United States.

                 (f) Section 3.12(f) of the Company Letter contains a list, as of the date of this Agreement, of all (i) severance and employment agreements with officers of the Company and each ERISA Affiliate, (ii) severance programs and formal policies of the Company with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control or similar provisions, in each case involving a severance or employment agreement or arrangement with an individual officer or employee, only to the extent such agreement or arrangement provides for minimum annual payments in excess of $150,000. The Company has provided to the Parent a true and complete copy of each of the foregoing or will provide such a copy as soon as practical after the date hereof.

                 Section 3.13 Compliance with Worker Safety and Environmental Laws. (a) Except as set forth in Section 3.13 of the Company Letter, the properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

                 (b) The Company and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company has no Knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. Section 9601 et seq., RCRA, 42 U.S.C. Section 6901 et seq., or equivalent state law provisions and no Knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR Section 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

                 Section 3.14     Liabilities.  Except as set forth in Section
3.14 of the Company Letter or in the Company SEC Documents filed prior to the date hereof, the Company and its Subsidiaries have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

                 Section 3.15 Intellectual Property. The Company and its Subsidiaries own or have the right to use all Intellectual Property Rights as are necessary in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

                 Section 3.16 Rights Agreement. The Company has taken all necessary action to (i) render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (y) neither Parent nor any of its affiliates is an Acquiring Person (as defined in the Rights Agreement) and (z) a Distribution Date (as defined in the Rights Agreement) does not occur by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement.

                 Section 3.17 Parachute Payments to Disqualified Individuals. The estimated "excess parachute payments" (as such term is defined in Section 280G(a) of the Code) payable to all employees of the Company and its Subsidiaries who (i) are "disqualified individuals" under Section 280G of the Code and (ii) are not covered in the report prepared by Towers Perrin as of October 18, 1997 and delivered to the Parent Companies prior to or on the date hereof will not exceed $5,000,000, assuming for this purpose that no such employee's employment is terminated in connection with the transactions contemplated under this Agreement.

                 Section 3.18 Opinion of Financial Advisor. The Company has received the written opinion of Lazard Freres & Co. LLC, dated November 12, 1997, to the effect that, as of November 12, 1997, the consideration to be paid by the Parent Companies in the Merger is fair to the Company's stockholders from a financial point of view.

                 Section 3.19 State Takeover Statutes. The Board of Directors of the Company has, to the extent such statutes are applicable, taken (or, with respect to Sections 78.378 to 78.3793 of the NGCL, will take prior to the Effective Time) all action necessary to exempt the Parent Companies, their respective Subsidiaries and affiliates, the Merger, this Agreement and the transactions contemplated hereby from Sections 78.378 to 78.3793 and Sections
78.411 to 78.444 of the NGCL or to satisfy the requirements thereof. To the Knowledge of the Company, no other state takeover statutes are applicable to the Merger, this Agreement or the transactions contemplated hereby.

                 Section 3.20 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve this Agreement. No other vote of the stockholders of the Company is required by law, the Restated Articles of Incorporation, as amended, or the Amended and Restated By-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

                 Section 3.21 Brokers. No broker, investment banker or other person, other than Goldman, Sachs & Co., Lazard Freres & Co. LLC and Gleacher NatWest Inc., the fees and expenses of which will be paid by the Company (as reflected in agreements between such firms and the Company, copies of which have been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

                 Section 4.1 Conduct of Business by the Company Pending the Merger. Except as contemplated by Section 4.5 or as set forth in Section
4.1 of the Company Letter, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, lessors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time.
Except as otherwise expressly permitted by this Agreement and as set forth in
Section 4.2 of the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

                 (a) except as set forth in Section 4.5 ,(i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by direct or indirect wholly owned Subsidiaries), (ii) other than in the case of any direct or indirect wholly owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                 (b) except as set forth in Section 4.5, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock (and associated Rights) upon the exercise of employee stock options pursuant to the Company Stock Plans outstanding on the date of this Agreement in accordance with their current terms;

                 (c) amend its articles or certificate of incorporation or by-laws or other comparable organizational documents;

                 (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are, individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

                 (e) except as set forth in Section 4.5, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any

         Lien or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

                 (f) except as set forth in Section 4.5, incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans, advances or capital contributions to, or other investments in, any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than (i) indebtedness incurred in the ordinary course of business consistent with past practice and
         (ii) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

                 (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

                 (h) except as required under any collective bargaining agreement or under Section 5.8, enter into or adopt any new, or amend any existing, severance plan, agreement or arrangement or enter into any new or amend any existing Company Plan or employment or consulting agreement, other than as required by law or as set forth in Section 4.1(h) of the Company Letter, except that the Company or its Subsidiaries may enter into (a) employment agreements if such agreements (i) are no longer than one year in duration and (ii) provide for an annual base salary of less than $150,000, and (b) consulting agreements in the ordinary course of business that are terminable on no more than 90 days' notice without penalty, and the Company or its Subsidiaries may amend any Company Plan or other plan, program, policy or arrangement if such amendment will result in not more than a de minimus additional cost to the Company or its Subsidiaries;

                 (i) except (1) as permitted under Section 4.1(h), (2) as permitted under Section 5.15 or (3) to the extent required by written employment agreements existing on the date of this Agreement, increase the compensation payable or to become payable to its officers or employees, except for (i) increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries and (ii) except to the extent required under the terms of any applicable incentive plan, the payment of annual incentive bonuses for 1997 which are not in the aggregate in excess of two times the target bonus for 1997 established for 1997 prior to the date of this Agreement;

                 (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity- based incentive awards, other than an award which (i) is made to a management employee or non-employee director who would be eligible to receive such award under the terms of the Company Stock Plans as applied consistently with past practice and (ii) is made on terms substantially the same as the terms of awards previously awarded under such plan;

                 (k) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

                 (l) except as disclosed in the Company's capital expenditure plan which has been disclosed to Parent or for maintenance capital expenditures in the ordinary course of business consistent with past practice, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $50,000,000;

                 (m) except as permitted by Section 4.5, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice;

                 (n) settle or compromise any material federal, state, local or foreign tax liability;

                 (o) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                 Section 4.2 Conduct of Business by the Parent Companies Pending the Merger. Except as contemplated by Section 4.5 or as set forth in
Section 4.2 of the Parent Letter, during the period from the date of this Agreement to the Effective Time, the Parent Companies shall, and shall cause each of their respective Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of their respective current officers and employees and preserve their respective relationships with customers, suppliers, licensors, lessors and others having business dealings with them to the end that their goodwill and ongoing business shall be unimpaired at the Effective Time. Except as otherwise expressly permitted by this Agreement and as set forth in Section 4.2 of the Parent Letter, the Parent Companies shall not, and shall not permit any of their respective Subsidiaries to, without the prior written consent of the Company:

                 (a) except as contemplated by Section 4.5, (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders or shareholders, as applicable, in their capacity as such (other than (A) dividends in the aggregate amount not to exceed the greater of (a) the current rate of the Parent Companies dividends and (b) the Trust's "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid (provided that this Section 4.2(a) shall not be deemed to restrict any increases in the dividend rate of the Parent
         Companies in the ordinary course consistent with past practice) and
         (B) dividends and other distributions by direct, indirect or wholly owned Subsidiaries) or (ii) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Paired Shares;

                 (b) in the case of the Parent Companies only, except as set forth in Section 4.5, amend its articles or certificate of incorporation or declaration of trust, other than in connection with the respective Charter Amendments;

                 (c) take or omit any action that would reasonably be expected to cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes or that would reasonably be expected to cause the Trust to become subject to Section 269B(a)(3) of the Code; or

                 (d) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                 Notwithstanding anything contained herein to the contrary and except as permitted by Section 4.5(c), neither Trust nor Parent shall declare, set aside or pay any cash dividend or make any cash distribution or otherwise make any payments in cash to its stockholders or shareholders, as applicable, having a record date for the determination of the stockholders or shareholders entitled to such dividend, distribution or other payment occurring during the period from and including the first day of the Averaging Period through and including the fourth trading day after the last day of the Averaging Period.

                 Section 4.3 No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any takeover proposal, (ii) except to the extent permitted by paragraph (b), enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that prior to the Company Stockholders' Meeting (as defined in Section 5.1), to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, the Company may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any person. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this paragraph by the Company. For all purposes of this Agreement, "takeover proposal" means any proposal, other than a proposal by Parent or Trust for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Significant Subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company), other than a proposal or offer by Parent or Trust to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any takeover proposal. As used herein, a "Significant Subsidiary" means any Subsidiary that would constitute a

"significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                 (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, Trust or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a superior proposal. For all purposes of this Agreement, "superior proposal" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines in their good faith judgment (based on the opinion, with only customary qualifications, of independent financial advisors that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) to be more favorable to the Company and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (based on the advice of independent financial advisors), is reasonably capable of being financed by such third party. If, to the extent permitted by this Section 4.2(b), the Board of Directors of the Company approves or recommends a superior proposal, the Company may take appropriate action to render the Rights inapplicable to such superior proposal.

                 (c) The Company shall immediately advise Parent orally and in writing of any takeover proposal or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, the material terms and conditions of such takeover proposal or inquiry and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such takeover proposal or inquiry. The Parent Companies shall waive any applicable confidentiality provisions to the extent necessary to allow the Company solely to explain the terms of this transaction to persons making takeover proposals.

                 Section 4.4 Third Party Standstill Agreements. Except to the extent reasonably required in connection with the Company's obligations under Section 4.5(a) and permitted pursuant to that letter agreement dated as of November 6, 1997, among the

Company, the Parent Companies and Sub, during the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent or Trust) unless a majority of the disinterested members of the Board of Directors of the Company determines in their good faith judgment based on the advice of outside counsel that failure to take such action would violate the fiduciary obligations of such Board under applicable law. Subject to the foregoing, during such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                 Section 4.5      Pre-Merger Transactions.

                 (a) The Company shall use reasonable efforts to enter into agreements to sell assets of the Company as agreed from time to time between the Company and Parent on terms acceptable to the Company and shall permit the Parent Companies and their financial and legal advisors to participate in such process; provided, however, that such agreements may provide at the Company's election that any such sale or disposition shall not be consummated until after the Effective Time and may provide at the Company's election that such agreements are terminable by the Company if this Agreement is terminated for any reason; provided further, however, that neither the Company nor any of its Subsidiaries shall enter into a definitive agreement with respect to any such sale without the prior approval of both Parent Companies and the Board of Directors of the Company.

                 (b) The Company shall not implement the Comprehensive Plan (as such term is defined in the Definitive Proxy Statement on Schedule 14A filed with the SEC on October 9, 1997 (the "Proxy Statement")), including, without limitation, consummating the Tender Offers (as such term is defined in the Proxy Statement); provided, however, that the Company shall be permitted to pay the Termination Fee and Purchaser's Expenses (each as defined in the CDRV Investment Agreement) and any other payments pursuant to the CDRV Investment Agreement.

                 (c) Prior to the Effective Time, Trust may declare a dividend not to exceed $1.5 billion, payable to its shareholders of record as of such time and payable in property other than cash which property may subsequent to such payment (but in any event not later than one day after the Effective Time) be acquired by Parent in exchange for shares of Parent's capital stock, and Parent may acquire all or any portion of such property in such manner. In connection with the foregoing, the Pairing Agreement dated as of June 28, 1980 between Parent and Trust may be amended to permit and facilitate such transactions. In the event that Parent fails to exercise its right, in whole or in part, to acquire such property prior to the Effective Time or within one day thereafter, the Exchange Ratio shall be equitably adjusted. The Parent Companies agree that in effecting transactions contemplated by this Section 4.5(c), the stockholders of the Company shall be treated on a fair and equitable basis (including in respect of the consideration payable in the Merger).


                 (d) The Company acknowledges and agrees that, prior to the Effective Time, the Parent Companies and their Subsidiaries are obligated under the Westin Transaction Agreement to use all reasonable efforts to consummate the transactions contemplated thereby, including debt and equity financings and certain restructurings and share issuances related thereto, the payment of dividends on such share issuances, increases in stock option and similar employee benefit plans and the increases in authorized capital of the Parent Companies, all of which shall be deemed to be consistent with the Parent Companies' obligations under Section 4.2. The Company and the Parent Companies further acknowledge and agree that, prior to the Effective Time, the Parent Companies shall have paid a fee to certain investment banks in connection with the transactions contemplated by the Westin Transaction Agreement, and such fee shall have been paid in the type and amount of consideration previously discussed by and among the parties to this Agreement.

                 Section 4.6 Post-Merger Transactions. Promptly after the consummation of the Merger, the Trust shall dispose of any shares of common stock of the Surviving Corporation received by the Trust in connection with the Merger.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                 Section 5.1 Stockholders Meetings. The Company, Parent and Trust each shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold, a meeting of its stockholders or shareholders (respectively, the "Company Stockholder Meeting", the "Parent Stockholder Meeting", the "Trust Shareholder Meeting" and, collectively, the "Stockholder Meetings") for the purpose of considering the approval of this Agreement (in the case of the Company) and the respective Charter Amendments and the Share Issuances (in the case of Parent and Trust). The Company, Parent and Trust will, through their respective Boards of Directors or Trustees, as the case may be, recommend to their respective stockholders or shareholders, as applicable, approval of such matters and shall not withdraw such recommendation except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement of the Merger as permitted by Section 4.3(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. The Company, Parent and Trust shall coordinate and cooperate with respect to the timing of such meetings and shall use all reasonable efforts to hold such meetings on the same day. At the Parent Stockholder Meeting and the Trust Shareholder Meeting, the Parent Companies shall cause to be submitted to their respective shareholders or stockholders, as applicable, a proposal to amend Parent's Articles of Incorporation and Trust's Declaration of Trust to include a provision substantially similar to ARTICLE NINTH of Restated Articles of Incorporation, as amended, of the Company.

                 Section 5.2 Filings; Other Actions. (a) The Company, Parent and Trust shall promptly prepare and file with the SEC the Joint Proxy Statement and the Parent Companies shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent, Trust and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Parent, Trust and the Company shall mail the Joint Proxy Statement to its respective stockholders or shareholders. Parent and Trust shall also take any action (other than qualifying to do business in any jurisdiction in which they are currently not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Paired Shares in the Merger and upon the exercise of the Substitute Options (as defined in Section 5.8), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action, including information relating to the number of Paired Shares required to be registered.

                 (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                 (c) Each of the Company, Parent and Trust will promptly, and in any event within fifteen business days after execution and delivery of this Agreement, make all filings or submissions as are required under the HSR Act. Each of the Company, Parent and Trust will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submissions necessary under the HSR Act. Without limiting the generality of the foregoing, each of the Company, Parent and Trust will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company, Parent and Trust will keep the other apprised of the status of any such inquiry or request.

                 Section 5.3 Comfort Letters. (a) The Company shall use all reasonable efforts to cause to be delivered to Parent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, Trust and the Company, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                 (b) Parent and Trust shall use all reasonable efforts to cause to be delivered to the Company "comfort" letters of Coopers & Lybrand L.L.P., Parent's and Trust's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, Parent and Trust, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                 Section 5.4 Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Parent Companies or to the Company or any of their Subsidiaries, each of the Parent Companies and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, Tax Returns, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, each of the Parent Companies and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Notwithstanding the first sentence of this Section 5.4, neither the Company nor any of its accountants, counsel, financial advisors or other representatives shall have access to any information relating to the matters described in Section 5.4 of the Parent Letter. Notwithstanding the first sentence of this Section 5.4, neither the Parent Companies nor any of their respective accountants, counsel, financial advisors or other representatives shall have access to any information relating to the matters described in
Section 5.4 of the Company Letter.  No investigation pursuant to this Section
5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent or the Company pursuant to this Section 5.4 shall be kept confidential in accordance with the Confidentiality Agreement dated October 6, 1997 among the Parent Companies and the Company.

                 Section 5.5 Compliance with the Securities Act. Within 30 days following the date of this Agreement, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Company Stockholder Meeting, in the Company's reasonable judgment may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use all reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement in substantially the form of Exhibit 5.5 hereto, executed by such person.

                 Section 5.6 Stock Exchange Listings. Parent shall use all reasonable efforts to list on the NYSE, upon official notice of issuance, the Paired Shares to be issued in connection with the Merger.

                 Section 5.7 Fees and Expenses. (a) Except as provided in Section 5.7(b) and (c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, except that expenses incurred in connection with printing and mailing the Joint Proxy Statement and the Registration Statement shall be borne equally by Parent and the Company.





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


                 (b) Provided that none of Parent, Sub or Trust is in material breach of their representations, warranties and agreements under this Agreement, (i) if this Agreement is terminated by the Board of Directors of the Company pursuant to Section 7.1(g), (ii) if this Agreement is terminated by the Parent Companies pursuant to Section 7.1(b), (iii) if this Agreement is terminated by the Parent Companies pursuant to Section 7.1(f) or (iv) if (A) after the date of this Agreement, (x) any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have made or indicated an intention to make or amend or modify (whether or not subject to conditions) a takeover proposal or (y) it shall have been publicly disclosed or Parent shall have otherwise learned that any person or "group" has beneficial ownership (determined for the purpose of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 15% of the outstanding shares of Company Common Stock or (z) Parent has the right to terminate this Agreement under Section 7.1(f) because the Board of Directors of the Company shall or shall resolve to take an action referred to therein and (B) the stockholders of the Company do not approve the Merger at the Company Stockholders Meeting called for such purpose pursuant to Section 5.1 or this Agreement is terminated pursuant to Section 7.1(d) prior to the Company Stockholders Meeting being held, then the Company shall pay to Parent $225,000,000 (the "Termination Fee") in same-day funds, plus (notwithstanding paragraph (a) of this Section 5.7) all the Expenses (as defined below), on the date of such termination, in the case of clause (i), (ii) or (iii), or on the date of the Company Stockholders Meeting or such termination, as the case may be, in the case of clause (iv); provided, however, that in the event the date of such termination, in the case of clause (i), (ii), (iii) or (iv), is prior to November 21, 1997, then the amount of the Termination Fee shall be deemed to be $195,000,000.

                 (c) If this Agreement is terminated for any reason (other than by the Company pursuant to Section 7.1(b)), then the Company shall (notwithstanding paragraph (a) of this Section 5.7), on the date of such termination, pay to Parent the cash amount necessary to permit Parent fully to reimburse itself, Sub and Trust and their affiliates for all out-of-pocket fees and expenses incurred at any time prior to such termination by any of them or on their behalf in connection with the Merger, the preparation of this Agreement and the transactions contemplated by this Agreement (including any currency or interest rate hedging activities in connection with the transactions contemplated hereby), including (x) all fees and expenses of counsel, investment banking firms, financial advisors (regardless of whether such financial advisors are affiliates of the Parent Companies), accountants, experts and consultants to Parent, Sub and Trust or any of their affiliates and
(y) all fees and expenses payable to banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing )





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

(fees and expenses under clause (y) collectively, "Financing Fees", and the fees and expenses contemplated by this paragraph (c), collectively, but subject to the next succeeding proviso, the "Expenses"); provided, however, that the aggregate amount of Expenses, other than Financing Fees and all fees and expenses of counsel in connection with any litigation, shall not exceed $25,000,000.

                 (d) The Company acknowledges that the agreements contained in paragraphs (b) and (c) of this Section 5.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent, Sub and Trust would not enter into this Agreement; accordingly, if the Company fails to pay promptly any amount due pursuant to this Section 5.7 and, in order to obtain such payment, Parent, Sub or Trust commences a suit that results in a judgment against the Company for any such amount, the Company shall pay to Parent, Sub or Trust its cost and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime or base rate of Citibank, N.A. from the date such payment was due under this Agreement.

                 Section 5.8 Company Stock Options. (a) As of the Effective Time, each Company Stock Option (and related stock appreciation right ("SAR")) that is outstanding immediately prior to the Effective Time pursuant to the Company's stock option plans (other than any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date hereof (the "Stock Plans") shall be assumed by Parent and become and represent a fully exercisable option (and related SAR) to purchase the number of Paired Shares (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Paired Share (rounded up to the nearest tenth of a cent) equal to the difference between (A) the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio and (B) the amount, if any, payable per share of Company Common Stock pursuant to Section 1.5(f) divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional Paired Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related Company Stock Option and Stock Plan under which it was granted, including those providing for the accelerated exercisability and other special rights arising upon an "Acceleration Event" in accordance with the terms of such Stock Plan. The Company agrees to use all reasonable efforts to obtain any necessary consents of holders of Company Stock Options and take such other actions as may be necessary to effect this Section 5.8. The accelerated lapse of restrictions and other





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

special rights with respect to shares of restricted Company Common Stock issued under the Stock Plans shall also be preserved following the Effective Time in accordance with the terms of the Stock Plans.

                 (b) In respect of each Company Stock Option (and related SAR) as converted into a Substitute Option pursuant to Section 5.8(a) and assumed by Parent, and the shares of Parent Common Stock underlying such option, Parent shall file and keep current a registration statement on Form S-8 (or a post-effective amendment to a Registration Statement on Form S-8) or other appropriate form for as long as such options remain outstanding.

                 (c) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been an employee of the Company or any of its subsidiaries and is a holder of Employee Stock Options or SARS, and such employee's heirs and personal representatives and shall be binding on all successors and assigns of the Parent Companies.

                 Section 5.9 Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, unless, to the extent permitted by Section 4.3, the Board of Directors of the Company approves or recommends a superior proposal, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, state takeover statutes and Gaming Laws), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

                 (b) The Company shall use all reasonable efforts not to take any action that, in any such case, might reasonably be expected to (i) cause any of its representations or warranties





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

contained in this Agreement that is qualified as to materiality to be untrue,
(ii) cause any of its representations or warranties contained in this Agreement that is not so qualified to be untrue in any material respect, (iii) result in a breach of any covenant made by it in this Agreement, (iv) result directly or indirectly in any of the conditions to the Merger set forth in Article VI not being satisfied or (v) impair the ability of the parties to consummate the Merger at the earliest practicable time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

                 Section 5.10 Public Announcements. The Parent Companies and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with each other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

                 Section 5.11 Transfer and Gains Tax. The Parent Companies will pay any Federal, state, local, foreign or provincial tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger, (except as otherwise provided in Section 1.8) any Federal, state, local, foreign or provincial tax which is attributable to the transfer of Company Common Stock or Paired Shares pursuant to the terms of this Agreement (collectively, "Stock Transfer Taxes") and any penalties or interest with respect to any such Stock Transfer Taxes. The Company and the Parent Companies agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be agreed to between Parent and the Company. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.11 in the preparation of any return with respect to the Gains Taxes.

                 Section 5.12 State Takeover Laws. If any "fair price", "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent, Trust and the Company and their respective Boards of Directors or Trustees, as the case may be, shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as





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

promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

                 Section 5.13 Indemnification; Directors and Officers Insurance. (a) The Parent Companies agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time and the obligations of the Company in connection therewith shall be assumed by the Parent Companies. Parent shall provide, or shall cause the Surviving Corporation to provide, the Company's current directors and officers an insurance and indemnification policy (including any fiduciary liability policy) that provides coverage with respect to any claims made during the six-year period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to the Company's existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150 percent of the last annual premium paid prior to the date hereof (which premium the Company represents and warrants to be approximately $1.4 million in the aggregate), but if such annual premium would but for this proviso exceed such amount, then Parent shall purchase as much coverage as possible for such amount.

                 (b) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been a director or officer of the Company or a subsidiary of the Company, and such director's or officer's heirs and personal representatives and shall be binding on all successors and assigns of the Parent Companies.

                 Section 5.14 Notification of Certain Matters. The Parent Companies shall use all reasonable efforts to give prompt notice to the Company, and the Company shall use all reasonable efforts to give prompt notice to the Parent Companies, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of any of the Parent Companies or the Company, as the case may be, to comply in a





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

timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any event, change or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Parent Companies or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                 Section 5.15 Employees. (a) Comparable Benefits. Except as provided in Section 5.8, for not less than one year following the Effective Time, the Parent Companies shall maintain, or shall cause the Company and its Subsidiaries to maintain, compensation and employee benefits plans and arrangements for employees of the Company and its Subsidiaries ("Affected Employees") that are, in the aggregate, no less favorable than as provided under the compensation arrangements and Company Plans as in effect on the date hereof. Without limiting the generality of the foregoing, for not less than one year following the Effective Time (or such longer period as may be required under the applicable Company Plan), the Parent Companies shall provide, or cause the Company and its Subsidiaries to provide, severance pay and benefits to each Affected Employee as of the Effective Time that are no less favorable than under the Company Plans and current practices of the Company as in effect as of the date of this Agreement. Notwithstanding the foregoing, the Parent Companies shall have the right (i) following the Effective Time to transfer to one or more employee benefit plans maintained by the Parent Companies any employee of the Company or any Subsidiary who becomes an employee of the Parent Companies or any of their respective Subsidiaries and (ii) in the good faith exercise of it managerial discretion, to terminate the employment of any employee. Nothing in this Agreement shall be construed as granting to any employee any rights of continuing employment.

                 (b) Honoring Company Plans and Accrued Vacation. Parent Companies shall, or shall cause the Company to, honor all Company Plans and other contractual commitments in effect immediately prior to the Effective Time between the Company or its Subsidiaries and Affected Employees or former employees of the Company or its Subsidiaries. Without limiting the generality or the foregoing, Parent Companies shall honor all vacation, holiday, sickness and personal days accrued by Affected Employees and, to the extent applicable, former employees of the Company and its Subsidiaries ("Former Employees") as of the Effective Time.

                 (c) Participation in Benefit Plans. Employees and, to the extent applicable, Former Employees shall be given credit for all service with the Company and its Subsidiaries (or service credited by the Company or such Subsidiaries) under all employee benefit plans and arrangements currently maintained by the Parent Companies or any of their respective Subsidiaries in which they are or become participants for purposes of eligibility, vesting, level of participant contributions and benefit accruals (but subject to an offset, if necessary, to avoid duplication of benefits) to the same extent as if rendered to the Parent Companies or any of their respective Subsidiaries. The Parent Companies shall cause to be waived any pre-existing condition limitation under their welfare plans that might otherwise apply to an Affected Employee or, to the extent applicable, a Former Employee. The Parent Companies agree to recognize (or cause to be recognized) the dollar amount of all expenses incurred by Affected Employees or, to the extent applicable, Former Employees, during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductions and co-payment limitations for such year under the relevant benefit plans of the Parent Companies and their respective Subsidiaries.

                 Section 5.16 Rights Agreement. (a) The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.16) requested in writing by Parent (including redeeming the Rights immediately prior to the Effective Time of the Merger or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as requested in writing by Parent or as permitted by Section 5.16(b), prior to the Company Stockholders Meeting, the Board of Directors of the Company shall not (i) amend the Rights Agreement or (ii) take any action with respect to, or, except as specifically permitted by Section 5.16(b), make any determination under, the Rights Agreement (including a redemption of the Rights).

                 (b) If, to the extent permitted by Section 4.3(b), the Board of Directors of the Company approves or recommends a superior proposal, the Company may take appropriate action under the Rights Agreement solely in order to render the Rights inapplicable to such superior proposal; provided, however, that the foregoing shall not permit the Company to make any determination under, or take any action with respect to, the Rights Agreement in order to render the Rights applicable to the Merger or any of the other transaction contemplated by this Agreement or to redeem the Rights.

                 Section 5.17. Regulatory Matters. In connection with subsection (i) of the first sentence of Section 5.9(a) and without limiting the generality of Section 5.9, the Parent Companies shall, and shall cause their respective subsidiaries to (and shall use all reasonable efforts to cause their respective affiliates other than subsidiaries to), if it is necessary to obtain any regulatory approval for this Agreement or the transactions contemplated hereby, disassociate themselves from any person or persons deemed, or reasonably likely to be deemed, unacceptable by a Governmental Entity with authority to administer Gaming Laws and, in the case of any such person who is a nominee to serve as a director or trustee of a Parent Company or any subsidiary of a Parent Company, the Parent Companies shall, and shall cause the relevant subsidiary or subsidiaries to, replace any such director nominee with a suitable substitute nominee. In connection with subsection (i) of the first sentence of Section 5.9(a), the Parent Companies agree that they shall use all reasonable efforts to cause the trust arrangements described in either clause (x) or (y) of Section 6.1(c)(iii) to be in full force and effect and further agree that, if the requisite approvals are obtained from the New Jersey Casino Control Commission, they will place shares of Company Common Stock or shares of common stock of the Surviving Corporation, as applicable, in trust as contemplated by such clauses.

                 Section 5.18. New Jersey Trust. In connection with the application for qualification and licensing by the Parent Companies with the New Jersey Casino Control Commission pursuant to the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, if requested by the Parent Companies (for the purpose of permitting the Parent Companies to hold directly (and not in trust) the shares of Company Common Stock to be acquired pursuant to the Merger while the Parent Companies' application for qualification and licensing is pending with the New Jersey Casino Control Commission), the Company shall execute and deliver a trust agreement prepared by the Parent Companies and reasonably acceptable to the Company and the New Jersey Casino Control Commission and complying with the requirements of the New Jersey Casino Control Act and the rules and regulations promulgated thereunder.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

                 Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the fulfillment (or waiver by such party) at or prior to the Effective Time of the following conditions:

                 (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of share holders of the Company in accordance with applicable law and the Restated Articles of Incorporation, as amended, and Amended and Restated By- laws of the Company, and the respective Charter Amendments and Share Issuances shall have been duly approved by the requisite vote of the stockholders or shareholders, as applicable, of each of Parent and Trust in accordance with applicable rules of the NYSE, applicable law and the Articles of

Incorporation and By-laws of Parent and Declaration of Trust and Trust Regulations of the Trust.

                 (b) Stock Exchange Listings. The Paired Shares issuable in the Merger and pursuant to the Substitute Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                 (c) HSR and Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                 (ii) All consents, approvals, orders or authorizations of or registrations, declarations or filings with any Governmental Entity, which the failure to obtain, make or occur would reasonably be expected to have a Material Adverse Effect on the Company (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

                 (iii) All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, (A) any Governmental Entity with jurisdiction in respect of Gaming Laws (other than New Jersey), (B) the Federal Communications Commission and (C) state educational authorities, non-governmental educational accrediting commissions and the U.S. Department of Education (in the case of this clause (C) required to be made or obtained prior to consummation of the Merger), in each case, required or necessary in connection with the Merger and this Agreement and the transactions contemplated by this Agreement (including the changes in the composition of the Board of Directors of the Company) shall have been obtained and shall be in full force and effect, and in the case of the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, either, at the option of the Parent Companies, (x) as contemplated by Section 5.17, all shares of the common stock of Sub shall have been deposited in trust with a trustee qualified and otherwise acceptable to the New Jersey Casino Control Commission and the transactions and arrangements contemplated by Section 5.17 shall be in full force and effect or (y) (1) the New Jersey Casino Control Commission shall have approved a form of trust agreement in form and substance reasonably satisfactory to the Parent Companies (including in respect of control by the Parent Companies of the Company and its subsidiaries) in respect of a trust arrangement for the shares of Company Common Stock to be acquired pursuant to the Merger or shares of the common stock of the Surviving Corporation pending final qualification of the Parent Companies to hold a casino license under the New Jersey Casino Control Act and the rules and regulations thereunder, (2) a trustee qualified and otherwise acceptable to the New Jersey Casino Control Commission and the Parent Companies in respect of such trust arrangement for the shares of Company Common Stock to be acquired pursuant to the Merger or shares of the common stock of the Surviving Corporation shall have been appointed or designated and (3) the directors of Sub shall have been qualified on a permanent or temporary basis to serve as directors of a company (including the Company) that either directly, or through its subsidiaries, holds a casino license under the New Jersey Casino Control Act and the rules and regulations thereunder.

                 (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of the Parent Companies or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

                 (e) No Order. No court or other Governmental Entity having jurisdiction over the Company, Parent or Trust, or any of their respective Subsidiaries, shall (after the date of this Agreement) have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal; provided, however, that each of the parties shall have used all reasonable efforts to prevent and to appeal as promptly as possible any such law, rule, regulation, executive order, decree, injunction or other order

                 (f) Change in Tax Laws. There shall not have been any Federal legislative or regulatory change that would cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes or that would cause the Trust to become subject to Section 269B(a)(3) of the Code.

                 Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following additional condition:

                 (a) Performance of Obligations; Representations and Warranties. Each of Parent, Sub and Trust shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent, Sub and Trust contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent, Sub and Trust by its Chief Executive Officer and its Chief Financial Officer to such effect.

                 (b) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success challenging the acquisition by any of the Parent Companies of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent, Trust or Sub any damages that are material in relation to the Company, the Parent Companies and their Subsidiaries taken as a whole.

                 (c)  Tax Opinion.   On the Closing Date, the opinion of
Sidley & Austin, counsel to the Parent Companies, shall have been delivered to the Company in form and substance reasonably satisfactory to the Company stating that (i) the Trust is a "real estate investment trust" for federal income tax purposes and the Trust is not subject to Section 269B(a)(3) of the Code by reason of Section 136(c) of the Deficit Reduction Act of 1984 and (ii) consummation of the transactions contemplated by this Agreement will not cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes and will not cause the Trust to become subject to Section 269B(a)(3) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon customary representations reasonably requested by such counsel and made by the Parent Companies.

                 Section 6.3 Conditions to Obligations of Parent, Sub and Trust to Effect the Merger. The obligations of Parent, Sub and Trust to effect the Merger shall be subject to the fulfillment (or waiver by the Parent Companies) at or prior to the Effective Time of the following additional conditions:

                 (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the





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

representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Parent Companies shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                 (b) Consents Under Agreements. Except for the consents listed in Section 6.3(b) of the Company Letter, the Company shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, hotel management agreement or other agreement or instrument, except as to which the failure to obtain such consents and approvals, individually or in the aggregate, would not be expected, in the reasonable opinion of the Parent Companies, to have a Material Adverse Effect on the Company or upon the consummation of the transactions contemplated in this Agreement.

                 (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.5 an executed copy of an agreement substantially in the form of Exhibit 5.5 hereto.

                 (d) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success (i) challenging the acquisition by any of the Parent Companies of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company any damages that are material in relation to the Company, the Parent Companies and their Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any material portion of the combined business or assets of the Company, Parent, Trust and their respective Subsidiaries, or to compel the Company, Parent, Trust and their respective subsidiaries to dispose of or hold separate any material portion of the combined business or assets of the Company, Parent, the Trust and their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent, the Trust or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock,





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including, without limitation, the right to vote any Company Common Stock purchased by it on all matters properly presented to the shareholders of the Company, (iv) seeking to prohibit Parent, the Trust or any of their respective Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries or (v) which otherwise would reasonably be expected to have a Material Adverse Effect on the Company.

                 (e) Rights Agreement. The Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.



                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

                 Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the stockholders or shareholders, as applicable, of the Company or of the Parent
Companies:

                 (a) by mutual written consent of the Parent Companies and the Company;

                 (b) by either the Parent Companies or the Company if there has been a material breach of the representations, warranties, covenants and agreements on the part of the other set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the nonbreaching party;

                 (c) by either the Parent Companies or the Company if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non- appealable;

                 (d) by either the Parent Companies or the Company if the Merger shall not have been consummated before December 31, 1998, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or other action restraining, enjoining or otherwise preventing the consummation of Merger;

                 (e) by either the Parent Companies or (if the Company has paid to Parent an amount in cash equal to the sum of the


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

Termination Fee plus all Expenses if required by Section 5.7 (b) and (c)) the Board of Directors of the Company if any required approval of the Merger by the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such stockholders or at any adjournment thereof;

                 (f) by the Parent Companies if the Board of Directors of the Company shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, this Agreement or any of the transactions contemplated hereby (other than transactions contemplated by Section 4.5(a)), (ii) modify such approval or recommendation in a manner adverse to Parent, Sub or Trust or (iii) approve or recommend a superior proposal pursuant to Section 4.3(b);

                 (g) by the Board of Directors of the Company if (i) (x) to the extent permitted by Section 4.3(b), the Board of Directors of the Company approves or recommends a superior proposal or (y) nominees of Hilton Hotels Corporation are elected as a majority of the members of the Board of Directors of the Company at the Company's 1997 annual meeting of stockholders and (ii) the Company has paid to Parent an amount in cash equal to the sum of the Termination Fee plus all Expenses as provided by Section 5.7(b); or

                 (h) by either the Parent Companies or the Board of Directors of the Company if the approval of the Charter Amendments and the Share Issuances by the shareholders of Trust or the stockholders of Parent shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such shareholders or stockholders, as the case may be, or at any adjournment thereof.

                 Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Parent Companies or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Trust, Sub or their respective officers or directors (except for the last sentence of Section 5.4 and the entirety of Sections 2.14, 3.21, 5.7 and 5.16, this Section
7.2 and Article VIII, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

                 Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors or Trustees, as the case may be, at any time before or after approval of the matters presented in connection with the Merger by the respective stockholders or





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shareholders of Parent, Trust and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders or shareholders without such further approval. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

                 Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                 Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

                 Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)  if to Parent, Sub or Trust, to

                                  Starwood Lodging Corporation
                                  Starwood Lodging Trust
                                  c/o Starwood Capital Group
                                  3 Pickwick Plaza
                                  Greenwich, Connecticut  06830
                                  Attention: Barry Sternlicht
                                             Chief Executive Officer
                                  Facsimile No.: (203) 861-2101





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                          with copies to:

                                  Sherwin L. Samuels
                                  Sidley & Austin
                                  555 W. Fifth Street
                                  Los Angeles, California  90013
                                  Facsimile No.:  (213) 896-6600

                                  Scott M. Freeman
                                  Sidley & Austin
                                  875 Third Avenue
                                  New York, New York 10022
                                  Facsimile No.:  (212) 906-2021

                 (b)      if to the Company, to

                                  ITT Corporation
                                  1330 Avenue of the Americas
                                  New York, New York  10019
                                  Attention:  Rand V. Araskog
                                              Chairman and Chief
                                              Executive
                                  Facsimile No.:  (212) 258-1027

                          with a copy to:

                                  Philip A. Gelston
                                  Cravath, Swaine & Moore
                                  Worldwide Plaza
                                  825 Eighth Avenue
                                  New York, NY  10019
                                  Facsimile No.:  (212) 474-3700


                 Section 8.3 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "the date hereof" in this Agreement means the date of the Original Merger Agreement and this Agreement shall be deemed to have been entered into as of the date of the Original Merger Agreement.

                 Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.





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                 Section 8.5      Entire Agreement; No Third-Party
Beneficiaries.  This Agreement, except as provided in the last sentence of
Section 5.4 and the first sentence of Section 4.4, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral (including the Original Merger Agreement), among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.8 and Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                 Section 8.6 Governing Law. Except to the extent that the laws of the State of Nevada are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent, Trust or to any direct or indirect wholly owned Subsidiary of Parent or Trust, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                 Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                 Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically





                                      66
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the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

                 Section 8.10 Trust. The name "Starwood Trust" is the designation of Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969 as amended and restated, and all persons dealing with Trust must look solely to Trust's property for the enforcement of any claims against Trust, as the Trustees, officers, agents and security holders of Trust assume no personal obligations of Trust, and their respective properties shall not be subject to claims of any person relating to such obligation.





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                 IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                 STARWOOD LODGING CORPORATION


                                 By:  /s/Barry S. Sternlicht
                                      -------------------------
                                    Name:  Barry S. Sternlicht
                                    Title: Authorized Signatory



                                 CHESS ACQUISITION CORP.


                                 By:  /s/Barry S. Sternlicht
                                      -------------------------
                                    Name:  Barry S. Sternlicht
                                    Title: Authorized Signatory



                                 STARWOOD LODGING TRUST


                                 By:  /s/Barry S. Sternlicht
                                      -------------------------
                                    Name:  Barry S. Sternlicht
                                    Title: Chairman and Chief
                                           Executive Officer



                                 ITT CORPORATION



                                 By:  /s/Rand V. Araskog
                                      -------------------------
                                    Name:  Rand V. Araskog
                                    Title: Chairman and Chief
                                           Executive





                                      68